UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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iMergent, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iMergent, Inc.
754 East Technology Avenue
Orem, Utah 84097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on November 15, 2006

The annual meeting of the stockholders of Imergent, Inc. will be held at 754 East Technology Avenue, Orem, Utah on November 15, 2006 at 12:00 p.m., local time.

The purpose of the meeting is to consider, discuss, vote and act upon the following proposals:

•                  To elect 3 Class II directors for a term of one year, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2007 or until each of their respective successors has been duly elected and qualified;

•                  To elect 2 Class I directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2008 or until each of their respective successors has been duly elected and qualified;

•                  To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2007; and

•                  To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

The items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 29, 2006 may vote at the meeting or any adjournment or postponement of the meeting.

Your vote is important.  Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By order of the Board of Directors,

	By:	/s/	Jeffrey G. Korn
Jeffrey G. Korn, Secretary

October 6, 2006

iMergent, Inc.
754 East Technology Avenue
Orem, Utah 84097

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held November 15, 2006

SOLICITATION AND REVOCABILITY OF PROXY

General

We are furnishing you this statement in connection with the solicitation by our Board of Directors of proxies to be voted at an annual meeting of stockholders that our Board of Directors has called for November 15, 2006 at 754 East Technology Avenue, Orem, Utah at 12:00 p.m. local time, and at any and all postponements or adjournments thereof.  This proxy statement and the enclosed form of proxy card are being sent to stockholders on or about October 10, 2006.

The purpose of the meeting is to consider, discuss and vote and act on a number of proposals, as follows:

•                  To elect 3 Class II directors for a term of one year, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2007, or until each of their respective successors has been duly elected and qualified;

•                  To elect 2 Class I directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2008, or until each of their respective successors has been duly elected and qualified;

•                  To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2007; and

•                  To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

We use several abbreviations in this statement. We may refer to our company as “us,” “we,” “iMergent” or the “Company.”  The terms “meeting” and “annual meeting,” refer to our 2006 Annual Meeting of Stockholders.

The enclosed annual report to stockholders is not to be regarded as proxy soliciting material.  If you would like an additional copy of the report, please contact us at 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on September 29, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.  Only holders of record of our common stock on September 29, 2006 are entitled to vote at the meeting.  If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.  Each holder of record of common stock at the close of business on the record date is entitled to one vote per share on each matter to be voted upon by the stockholders at the meeting.  As of September 29, 2006, there were 12,289,410 shares of our common stock issued and outstanding.

Voting and Revocability of Proxies

You may vote by completing and returning the enclosed proxy or by voting in person at the annual meeting.  Our Board of Directors is soliciting the accompanying proxy for use at the meeting.  The proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the annual meeting and voting in person, or (3) giving notice of revocation of the proxy at the annual meeting.  Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to iMergent, Inc., 754 East Technology Avenue, Orem, Utah, 84097, Attention: Corporate Secretary.  Any notice of revocation that is delivered at the meeting should be hand delivered to our secretary at or before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity.

Our shares of common stock, represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies.  If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR approval of the other proposals listed in the proxy.  In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management.  Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Please fill in, sign and date the enclosed Proxy and return it promptly in the enclosed envelope.  No postage will be required for you to return the Proxy in the enclosed envelope if you mail it in the United States.  You will be able to revoke your Proxy and vote in person if you decide to attend the meeting.  The last valid vote you submit chronologically will supercede your prior vote(s).

Quorum, Voting Requirements and Effect of Abstentions and Non-Votes

At the meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders.  The holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the meeting, at least 6,144,706 shares, must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the annual meeting.  Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected.  Abstentions and broker ‘‘non- votes’’ are not counted for purposes of the election of directors. A “non-vote” occurs, with respect to a proposal, when a broker or nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner.  The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote is required to approve the other proposals.  An abstention is counted as a vote against a proposal.  A broker ‘‘non-vote’’ is not counted for purposes of approving a proposal.  Stockholders have no dissenters’ or appraisal rights in connection with the proposals to be presented at the meeting.

Expense of Solicitation of Proxies

We will pay the cost of soliciting proxies for our annual meeting.  In addition to solicitation by mail, our directors, officers and employees, without additional pay, may solicit proxies by telephone, telecopy or in person.   Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth, as of September 29, 2006, the number of shares of common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including:  (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock; (ii) each director and nominee; (iii) our chief executive officer and four other highest paid executive officers and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934.  Except as otherwise noted below, the address of each of the persons in the table is c/o iMergent, Inc., 754 East Technology Ave., Orem, Utah 84097.

Name of Beneficial Owner	Shares Owned	Number of Warrants and Option Grants Under Stock Option Plans (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned

Goldman Capital Management, Inc. 220 East 42nd Street New York, NY 10017	678,100	—	678,100	5.5%
Wellington Management Co. LLP 75 State Street Boston, MA 02109	1,683,584	—	1,683,584	13.7%
Gruber & McBaine Capital Management LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	872,550	—	872,550	7.1%
Steven G. Mihaylo P.O. Box 19790 Reno, NV 89511	670,000	—	670,000	5.5%

Donald Danks	554,251	—	541,751	4.4%

Brandon Lewis	152,800	182,970	335,770	2.7%

Robert Lewis	2,000	55,556	57,556	0.5%

David Rosenvall	55,635	59,223	114,858	0.9%

David Wise	49,176	124,715	173,891	1.4%

Craig W. Rauchle	—	—	—	0.0%

Todd A. Goergen	200,000	—	200,000	1.6%

Robert Kamm	—	30,000	30,000	0.2%

All current directors and executive officers as a group (8 persons)	1,013,862	452,464	1,453,826	11.8%

(1)                                  Reflects warrants or options that will be exercisable or vested, as the case may be, as of September 29, 2006, or within 60 days thereafter.

(2)                                  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following September 29, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

PROPOSAL I
Election of Directors

At the meeting, 3 Class II directors are to be elected for a term ending at the annual meeting of our stockholders for the fiscal year ending June 30, 2007, or until each of their respective successors has been duly elected and qualified.  In addition, 2 Class I directors are to be elected for a term ending at the annual meeting of our stockholders for the fiscal year ending June 30, 2008, or until each of their respective successors has been duly elected and qualified   In May 2000, our stockholders approved an amendment to our Bylaws that provided for a classified board and two-year staggered terms of the members of our board of directors.  The amendment contemplates the election of one-half of the directors at each annual meeting and was originally intended to significantly extend the time required to effect a change in control of our Board of Directors. However, because we did not hold an annual meeting for the fiscal year ending June 30, 2005, we are electing all of the directors at this meeting.  The Class II directors will serve until our annual meeting of stockholders for the fiscal year ending June 30, 2007, and the Class I directors will serve until our annual meeting of stockholders for the fiscal year ending June 30, 2008.  In the future, each director will be elected to serve for a two-year staggered term, with approximately half of the directors being elected at each annual meeting.

It is intended that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class II directors and to elect the two nominees named in the following table to serve as Class I directors.  Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the board of directors, to the extent consistent with our certificate of incorporation and our bylaws.

Nominees of the Board

Our Board of Directors has nominated the following individuals to serve on our Board of Directors until our annual meeting of stockholders for the fiscal year ending June 30, 2007 or until their respective successors are elected.  Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term
Craig W. Rauchle	51	II /2007
Robert Kamm	49	II/ 2007
Brandon Lewis	36	II/ 2007

Our Board of Directors has nominated the following individuals to serve on our Board of Directors until our annual meeting of stockholders for the fiscal year ending June 30, 2008 or until their respective successors are elected.  Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term

Donald L. Danks	49	I/2008

Todd A. Goergen	34	I/2008

The Board of Directors recommends a vote “FOR”
all of the incumbent directors identified above.

Information Concerning Directors and Officers

Set forth in the table below are the names, ages and positions of each person nominated by the Board for election as a director, each person whose term of office as a Director will continue after the Annual Meeting and each of our current executive officers.  With the exception of Brandon and Robert Lewis, who are cousins, none of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Donald L. Danks	49	Chairman of the Board of Directors and Chief Executive Officer
Craig W. Rauchle	51	Director
Todd A. Goergen	34	Director
Robert Kamm	49	Director
Brandon Lewis	36	Director, Chief Operating Officer and President
Robert Lewis	35	Chief Financial Officer
David Rosenvall	40	Chief Technology Officer
David Wise	46	Vice-President

Set forth below is a brief description of the business experience for the previous five years of our nominees for director, our incumbent directors and of our other executive officers.

Directors Standing for Election

Donald L. Danks

Mr. Danks has served as our Chairman since January 2001.  He also served as our Chief Executive Officer from January 5, 2001 to May 7, 2002 and has served in this position from July 1, 2003 until the present.  He was one of our original investors and is currently one of our largest stockholders.  During the five years previous to joining us as our CEO, Mr. Danks was involved in the creation, funding and business development of early-stage technology companies.  In addition to attracting inceptive capital for client companies, Mr. Danks assisted in the development of their business plans, helped in the recruitment of senior management, supported the development of the public market for their securities by introducing them to institutional investors and market makers and oversaw ongoing corporate finance needs.  Previously, Mr. Danks was the co-founder and President of Prosoft Training.com, (Nasdaq:  POSO), a company involved in Internet technology training, education and certification.  Mr. Danks holds a B.S. from UCLA. Mr. Danks is a Class I director and his term ends at the Annual Meeting.  He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2008.

Robert Kamm

Mr. Kamm was appointed as a director in September 2005.  Mr. Kamm has over 20 years experience in large and small companies and is currently president, chief executive officer and board member of TransDecisions, Inc., a provider of an Internet-based software platform for enterprise logistics and transportation applications.   In

addition, Mr. Kamm operated his own investment banking firm from 1987 to 1988 and previously worked in various capacities for Union Bank, Ernst & Whinney and General Motors.  Mr. Kamm holds a Masters of Business Administration degree in finance from UCLA and a Bachelor of Science degree in marketing and economics from Alfred University. Mr. Kamm is a Class II director and his term ends at the Annual Meeting.  He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2007.

Brandon Lewis

Mr. Lewis has served as our Chief Operating Officer since June 2003, as our President since May 2002, and prior thereto, since January 2001, he served as our Executive Vice-President for Sales and Marketing.  He has served as a director since May 2002.  He was Vice-President of Sales and Marketing and Chief Operating Officer of Galaxy Enterprises, Inc. from 1997 until he joined our company after our merger with Galaxy.  Prior to Galaxy, Mr. Lewis was Vice-President of Sales and Marketing for Profit Education Systems, Inc., a worldwide marketing and sales organization.  Mr. Lewis earned his B.S. degree from Brigham Young University. Mr. Lewis is a Class II director and his term ends at the Annual Meeting.  He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2007.

Craig W. Rauchle

Mr. Rauchle, was elected President of Inter-Tel (NASDAQ- INTL) in April 2005, he was previously elected Chief Operating Officer in August 2001 – a title he continues to hold. Mr. Rauchle is responsible for Inter-Tel’s sales and sales support functions, marketing, procurement, distribution and research and development activities. He was also Senior Vice President and continues as President of Inter-Tel Technologies, Inc., a wholly owned sales subsidiary. Mr. Rauchle joined Inter-Tel in 1979 as Branch General Manager of the Denver Direct Sales Office and in 1983 was appointed the Central Region Vice President and subsequently the Western Regional Vice President. From 1990 to 1992, Mr. Rauchle served as President of Inter-Tel Communications, Inc. Mr. Rauchle holds a Bachelor of Arts degree in Communications from the University of Denver.   Mr. Rauchle was recommended for nomination by the Nominating Committee of the Company.

Todd A. Goergen

Mr. Goergen is Managing Member of Ropart Asset Management, LLC (“RAM”).  RAM makes direct investments in small to mid-size companies. In addition he is a Managing Member of Ropart Investments, LLC, a private investment partnership. Between 1999 and 2000, Mr. Goergen was the Director of Acquisitions and Corporate Development at Blyth, Inc.  From 1994 to 1999, Mr. Goergen was an Associate/Analyst in the Mergers and Acquisitions Group of Donaldson, Lufkin & Jenrette. Mr. Goergen received his degree in Economics and Political Science in 1994 from Wake Forest University. Mr. Goergen is a Board Member of Dimensions Holding, LLC, Genapure Corporation, Heads & Threads International, LLC, and US Personnel Inc.  Mr. Goergen was recommended for nomination by the Nominating Committee of the Company.

Other Executive Officers

Robert Lewis

Mr. Lewis has served as our Chief Financial Officer since February 2004.  Prior to that, he served from December 2003 to February 2004 as Director of Finance of Imergent, Inc.  Prior to that he held various positions of increasing responsibility at PricewaterhouseCoopers from 1994 to November 2003.  Most recently he was a Senior Manager in the Technology, InfoComm and Entertainment Industry Group at PricewaterhouseCoopers LLP.   Mr. Lewis earned his Bachelor of Science degree in Accounting from Brigham Young University and is a CPA.  Mr. Lewis is a first cousin to Brandon Lewis, our President and Chief Operating Officer.

David Rosenvall

Mr. Rosenvall was appointed as our Chief Technology Officer in February 2001.  Prior thereto, he served as our Chief Architect from September 1999.  He initially joined us in November 1998 as part of our acquisition of StoresOnline.com.  From September 1997 to December 1998, Mr. Rosenvall was president of Spartan Multimedia in Calgary, Alberta, Canada, and from January 1995 to August 1997, he was Vice-President for Research and Development at Xentel, another Calgary company.  Mr. Rosenvall holds a Bachelor of Science in Mechanical Engineering from the University of Calgary and an M.B.A. from Brigham Young University.

David Wise

Mr. Wise was Chief Operating Officer of Galaxy Mall prior to becoming our Vice President-Operations in July 2000.  Prior to joining Galaxy Mall, Mr. Wise was, from 1998 to 1999, president of Wise Business Solutions.  From 1992 to 1999, he was chief financial officer and chief operating officer of Capsoft Development Corp.  He served as COO of Medcare Operating Solutions from 1988 to 1989.  Mr. Wise graduated cum laude from Brigham Young University with a Masters in Business Administration in 1991.

Director Compensation

Beginning in July 2004, our current directors are awarded cash compensation of a $10,000 annual retainer, $2,500 for each quarter that an independent member is chairman of a committee, $1,000 for each board meeting that is physically attended, and 10,000 common stock options vesting on the first day of each fiscal year (July 1). New directors are typically granted 20,000 options upon their election or appointment to the board. Prior to July 2004, our directors did not receive cash compensation in their capacity as directors. Employee directors are not compensated for their service on the Board. All directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the board of directors.

Code of Business Conduct

The Company has adopted a code of business conduct and ethics applicable to the Company’s directors, officers and employees. A copy of this code is posted on the Company’s website at www.imergentinc.com. In the event that we amend or waive any of the provisions of such code applicable to our Chief Executive Officer, Chief Accounting/Financial Officer or Controller, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that Robert Kamm, Chairman of the Company’s Audit Committee, qualifies as an “Audit Committee Financial Expert” under applicable rules of the United States Securities and Exchange Commission and that Mr. Kamm is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act.

Information About Committees of the Board of Directors

During 2006, the Company’s Board of Directors met six times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he served.  Mr. Kamm was appointed to the board in September 2005 and  was absent from meetings prior to that date but nonetheless did attend at least 75% of both board and committee meetings.

Our Board of Directors has established three committees, the Audit Committee, the Compensation Committee and the Nominating Committee, each comprised of Messrs. Kamm, Fredericks and Scheiner.  Our Board of Directors has determined that each of these persons is “independent” under the rules of the American Stock Exchange and applicable regulatory requirements.

Robert Kamm serves as Chairman of our Audit Committee.  The Audit Committee held five meetings during fiscal 2006 and operates under a charter adopted by our Board of Directors on March 23, 2004 and amended and restated on August 9, 2006.  The charter is available on our website at www.imergentinc.com.  The Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting principles, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities.  The Audit Committee has established a policy requiring its review and pre-approval of all audit services, review and attest engagements and permitted non audit services to be performed by our independent auditors. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members, and requires any such member or members to present any decision made pursuant to delegated authority at the next Audit Committee meeting. The Audit Committee may establish additional or other procedures for the approval of audit and non-audit services that our independent auditors perform.

Peter Fredericks serves as Chairman of our Compensation Committee.  The Compensation Committee held three meetings during fiscal 2006 and evaluates the performance of Senior Executive Management, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.imergentinc.com.

On December 3, 2003, our Board of Directors established a Nominating Committee with Thomas Scheiner as Chairman.  The Nominating Committee held three meetings during fiscal 2006 and reviews and suggests candidates for election or appointment to the Board of Directors, it operates pursuant to a charter, a current copy of which is posted on our website at www.imergentinc.com. The nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of Board members.  The Committee evaluates and recommends nominees for election by the Company’s shareholders. The Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by security holders of the Company.  When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Board of Directors to serve the long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The procedures to be followed by security holders in submitting such recommendations are described below in the section entitled “Submission of Security Holder Recommendations for Director Candidates.”

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for Director candidates must be submitted in writing to the Secretary of the Company, Jeffrey G. Korn, at 754 East Technology Avenue, Orem, UT  84097, who will forward all recommendations to the Nominating Committee. All security holder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting. All security holder recommendations for Director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed Director candidate, (6) the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the Proxy Statement, and to serve as a

Director if elected, and (7) any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Shareholder Communications

Shareholders and other interested parties who wish to communicate with non-management directors of the Company shall send their correspondences to: iMergent Non Management Directors, iMergent, Inc., 754 East Technology Avenue, Orem Utah 84097, or by email to nonmanagementdirectors@imergentinc.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) of the Exchange Act for the 2006 fiscal year were timely filed.

PROPOSAL II
Ratification of Appointment of Independent Registered Public Accounting Firm

At the meeting we will ask the stockholders to ratify the appointment of Tanner LC as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2007.  A representative of Tanner LC is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and respond to questions.

On October 7, 2005, the Company’s Audit Committee dismissed Grant Thornton LLP (GT) as the independent registered public accounting firm for the Company.

GT’s reports at the time the financial statements of the Company were originally issued for the two fiscal years ended June 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended  June 30, 2004 and 2003 and through October 7, 2005, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement(s) in GT’s reports.  However, on August 18, 2005, due to management’s and the Audit Committee’s conclusion to restate the Company’s prior financial statements, GT’s opinions are no longer to be relied upon.

Effective October 7, 2005, the Company’s Audit Committee appointed Tanner LC as the Company’s independent registered public accounting firm.  Tanner LC was not consulted by the Company on any matter described in Item 304(a)(2) of Regulation S-K prior to their appointment.

Stockholder ratification of the selection of Tanner LC as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement.  However, our Board of Directors is submitting the selection of Tanner LC to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the 2006 Annual Meeting will be required to approve this proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for the fiscal year ending June 30, 2007.

Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees billed for professional services rendered to us by Tanner LC in connection with our fiscal years ended June 30, 2006 and 2005.  All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

		2006	2005
(1)	Audit Fees (audit of our annual financial statements and reviews of our quarterly financial statements, including restatements of prior periods; SEC filings; and correspondence with SEC)	$441,000	$800,000

(2)	Audit Related Fees (Review of correspondence with American Stock Exchange)	5,000	5,000

(3)	Tax Fees (domestic tax compliance)	34,000	—

(4)	All Other Fees (none)	—	—

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services.  Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and less frequently for diminimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such diminimus projects. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information concerning our chief executive officer during fiscal 2006 and our four most highly-compensated executive officers during fiscal 2006 who were serving as executive officers at the end of fiscal 2006 (as a group, the “named executive officers”).

				Long-Term Compensation Awards
		Annual Compensation		Restricted Stock		All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Stock Options	Compensation
Donald L. Danks	2006	$190,000	$—	—	—	$—
Chief Executive Officer	2005	65,000	20,000	—	—	—
	2004	45,750	—	—	—	—

Brandon Lewis	2006	275,000	325,000	—	50,000	—
President	2005	225,000	200,000	—	50,000	—
	2004	175,000	150,000	—	150,000	—

Robert Lewis (1)	2006	170,000	60,000	—	30,000	—
Chief Financial Officer	2005	145,000	35,000	—	25,000	—
	2004	36,923	15,000	—	50,000	—

David Rosenvall	2006	125,000	125,000	—	25,000	—
Chief Technology Officer	2005	125,000	100,000	—	20,000	—
	2004	140,000	15,000	—	25,000	—

David Wise	2006	170,020	—	—	5,000	—
Vice President - Operations	2005	130,000	35,000	—	20,000	—
	2004	130,000	35,000	—	25,000	—

All Officers and Directors as a Group	2006	930,020	510,000	—	110,000	—
	2005	690,000	390,000	—	115,000	—
	2004	527,673	215,000	—	250,000	—

(1)          Mr. Robert Lewis was appointed as our Chief Financial Officer on February 24, 2004.

Employment Agreements

We currently do not have, nor did we have during fiscal 2006, employment agreements with any of our executive officers.

Stock Option Grants in Last Fiscal Year

The following table sets forth certain information concerning options to purchase our common stock that were granted in fiscal 2006 to the named executive officers.  We did not grant SARs in fiscal 2006.

					Potential Realizable Value At
	Individual Grants				Assumed Annual Rates of Stock
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price		Price Appreciation For Option Term $
Name	Granted	Year	$	Expiration Date	5%	10%	0%

Donald Danks	—	—	—	—	—	—	—
Brandon Lewis	50,000	29%	9.10	8/3/2008	$71,719	$150,605	$—
Robert Lewis	30,000	17%	9.10	8/3/2008	43,032	90,363	—
David Wise	5,000	3%	9.10	8/3/2008	7,172	15,061	—
David Rosenvall	25,000	14%	9.10	8/3/2008	35,860	75,303	—

(1)   All options listed above vest in thirty-six (36) equal monthly installments beginning on August 3, 2006 and have a three-year life.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of the named executive officers.

	Shares Acquired on	Value	Numbers of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($) (1)
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald Danks	—	—	—	—	—	—
Brandon Lewis	75,000	$1,204,500	169.081	66,667	$1,283,488	$355,780
Robert Lewis	2,000	14,340	38,972	39,028	234,460	196,764
David Wise	—	—	121,243	10,833	1,130,966	57,559
David Rosenvall	40,000	200,024	52,972	25,278	253,105	113,895

(1)   Based on the closing sale price of our common stock on the American Stock Exchange at June 30, 2006 of $13.00 per share less the exercise price payable for the shares. The fair market value of our common stock at June 30, 2006 was determined on the basis of the closing sale price of our common stock on June 30, 2006, the last trading day prior to fiscal year-end.

Equity Compensation Plan Information

The following table presents information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under existing equity compensation plans at June 30, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	984,551	$10.75	1,770,815
Equity compensation plans not approved by security holders	—	—	—
Total	984,551	$10.75	1,770,815

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Peter Fredericks, Chairman, Thomas Scheiner and Robert Kamm.  No interlocking relationships existed between our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee of our Board of Directors believes that the compensation levels of our executive officers should consist of (i) base salaries that are commensurate with executives of other comparable e-commerce companies and (ii) cash bonus opportunities based on achievement of objectives set by the Compensation Committee with respect to the chief executive officer and the president, and by the chief executive officer and the president, in consultation with the Compensation Committee, with respect to our other executive officers. The Compensation Committee also believes that it is important to provide our executive officers with significant stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock, thereby aligning management’s interests with that of our stockholders.

The Compensation Committee considered the following factors (ranked in order of importance) when determining compensation of our executive officers: (i) our performance measured by attainment of specific strategic objectives, stock price performance and operating results; (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive’s functional group) of identified goals; and (iii) historical cash and equity compensation levels.

As stated above, the compensation of executive officers is based upon individual performance and comparative industry compensation levels. Typically, early in each year, a performance plan is established. Each plan sets forth overall goals to be achieved by us, as well as specific performance goals to be achieved by each of our executive officers according to his or her duties and responsibilities, for the relevant year. These overall compensation goals include: (i) the meeting of targets relating to the gross revenues from operations; (ii) the meeting of targets relating to new customers in each of our targeted markets and to additional sales to existing customers in each of those markets; (iii) the acquisition of technologies and businesses consistent with our business and product goals and the successful integration of the acquired businesses and technologies; (iv) the enhancement of strategic relationships; (v) the meeting of cash flow, expense and other budgetary targets; and (vi) the achievement of appreciation in our stock price.

Bonus compensation for each executive, when awarded, was determined based on the executive’s achievement of overall corporate goals and individual and functional area goals. Other executive officers received salary increases and bonuses based on their achievement of overall corporate goals and individual and functional area goals. On average, the Compensation Committee believes the cash compensation for our executive officers is comparable to industry salary and bonus levels.

The full Board of Directors and, upon formation of the Compensation Committee, the Compensation Committee, administer and authorize all grants and awards made under the 1998 Stock Compensation Program, the 1998 Stock Option Plan for Senior Executives, the 1999 Stock Option Plan for Non-Executives, and the 2003 Equity Incentive Plan. In some instances, awards have been authorized for new employees as incentives to join us. In determining whether and in what amount to grant stock options or other equity compensation to executive officers, the Board of Directors or the non-employee members of the Compensation Committee have considered the amount and date of vesting of then-currently outstanding incentive equity compensation granted previously to each executive officer. The Compensation Committee believes that continued grants of equity compensation to key executives are necessary to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant growth and competition in our industry.

During recent fiscal years, the Board of Directors or non-employee members of the Compensation Committee have approved grants of equity compensation to all the executive officers named in the Summary Compensation Table above and approved grants of equity compensation to certain of the other executive officers, consistent with the overarching policy of the Board and Compensation Committee of granting equity compensation to key executives and to our employees in general.

Respectfully submitted,

Peter Fredericks, Chairman
Thomas Scheiner
Robert Kamm

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

PERFORMANCE GRAPH

The graph below sets forth the cumulative total stockholder return on a monthly basis assuming the investment of $100.00 on the date specified by the graph in each of our common stock, the NASDAQ Composite Index, and the peer group for our common stock (the “Peer Group”). The Peer Group is composed of those companies with whom we compete and are as follows: ART Technology Group, Inc., Broadvision, Inc., Vignette Corporation, and Cybersource Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IMERGENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE AMEX MARKET VALUE (U.S.) INDEX AND PEER GROUP

* $100 invested on 6/30/01 in stock or index-including reinvestment of dividends.

Fiscal year ending June 30.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors on March 23, 2004 and amended and restated on August 9, 2006, the Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting principles, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities.  During fiscal year 2004 and until August 2005, the Audit Committee consisted of Gary S. Gladstein (Chairman), Thomas Scheiner and Peter Fredericks.  Mr. Gladstein resigned from the Board of Directors in August 2005.  In September 2005, Mr. Robert Kamm accepted the appointment offered to him as a member of the Board of Directors and Chairman of the Audit Committee.  The Board of Directors has determined that each of these persons is independent.  The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, principles and internal controls.  The Company’s independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.   The Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent auditors; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of auditors to the full board of directors.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2006 with management and the independent auditors.  The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee received written confirmation, in accordance with Independence Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent auditor’s provisions of non-audit services to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession.  In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors.  As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Accounting Oversight Board or that our auditors meet the applicable standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2006.

Members of the Audit Committee of the Board of Directors

Robert Kamm, Chairman
Peter Fredericks
Thomas Scheiner

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 is enclosed herewith.  Additional copies of such report are available upon request. For additional copies please write to 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Stockholder Proposals for Action at Our Next Annual Meeting

Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2007, must be received by our Secretary, at our offices, no later than June 2, 2007, in order to be included in our proxy statement.  Such proposals should be addressed to the Corporate Secretary, iMergent, Inc., 754 East Technology Avenue, Orem, Utah 84097.  If a stockholder proposal is introduced at the 2007 Annual Meeting of Stockholders without any discussion of the proposal in our proxy statement, and the stockholder does not notify us on or before August 16, 2007, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by us for the 2007 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal.  Notice of such proposal is to be sent to the above address.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph).  The required notice must be received at our principal executive offices not less than 30 days nor more than 60 days prior to the annual meeting, unless less than 40 days’ notice of the date of the annual meeting is given to stockholders, in which case the required stockholder notice must be given no later than ten days following the date notice is given of the annual meeting.  The chairman of the meeting has the discretion to determine and declare any matter not complying with the foregoing notice provisions to be not properly brought before the meeting.

Other Matters

As of the date of this statement, our Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of Meeting.  If any other matter properly comes before the meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable.  We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of our common stock held of record and will reimburse such persons for forwarding such material.  We will pay the costs of this solicitation of proxies.

* * *

By Order of the Directors

/s/	Jeffrey G. Korn
Jeffrey G. Korn, Secretary

Dated: October 6, 2006

FRONT OF PROXY CARD

IMERGENT, INC.
Proxy for the Annual Meeting of Stockholders to be held on November 15, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMERGENT, INC.

P R O X Y

The undersigned stockholder of IMERGENT, INC.hereby appoints Donald L. Danks and Jeffrey G. Korn, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on September 29, 2006, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (“Meeting”) to be held Wednesday, November 15, 2006, at 754 East Technology Avenue, Orem, Utah, 84097 commencing at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors’ recommendations.  The proxies named above cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE

BACK OF PROXY CARD
Confidential

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote “For” Item 1:		FOR	WITHHELD
		☐	☐

1.	Election of the following persons to serve as directors of the company, to serve for ONE year or until their successors are duly elected and qualified:

(1) Robert Kamm Class II - 2007 (2) Craig W. Rauchle Class II - 2007

(3) Brandon Lewis Class II - 2007

(To withhold authority to vote FOR any individual nominee, strike a line through the nominee’s name in the list above, in which case your shares will be voted for all remaining nominees.)
The Board of Directors recommends a vote “For” Item 2:		FOR	WITHHELD
		☐	☐
2.	election of the following persons to serve as directors of the company, to serve for two years or until their successors are duly elected and qualified:
(1) Donald L. Danks – Class I - 2008 (2) Todd A. Goergen Class I - 2008

(To withhold authority to vote FOR any individual nominee, strike a line through the nominee’s name in the list above, in which case your shares will be voted for all remaining nominees.)

		FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote “For” Item3:		☐	☐	☐
3.	Ratification of the appointment of Tanner LC as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 20007.

This proxy, when properly executed, will be voted in the manner directed herein.  If no designation (i.e. “For,” “Withheld,” “Against” or “Abstain”) is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates “For” Items 1, 2 and 3.  The proxies will vote in their discretion on any other matters properly coming before the Meeting.  The signer hereby revokes all proxies heretofore given by the signer to vote at the Meeting or any adjournment  or postponement thereof.

SIGNATURE (S)	Date
Note:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.